Exhibit 5.1

Hogan Lovells US LLP Harbor East 100 International Drive Suite 2000 Baltimore, MD 21202 T +1 410 659 2700 F +1 410 659 2701 www.hoganlovells.com

September 29, 2010

Board of Directors
The KEYW Holding Corporation
1334 Ashton Road, Suite A
Hanover, MD 21076

Ladies and Gentlemen:

We are acting as counsel to The KEYW Holding Corporation, a Maryland corporation (the “Company”), in connection with its registration statement on Form S-1, as amended (the “Registration Statement”),  filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) relating to the proposed public offering of up to 12,325,910  shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which consists of (i) an offering of up to 10,000,000 shares of Common Stock that may be issued and sold by the Company (the “Initial Primary Shares”), (ii) an offering of up to 1,500,000 shares of Common Stock that may be issued and sold upon the exercise of an over-allotment option granted by the Company to the underwriters (the “Over-Allotment Shares” and, together with the Initial Primary Shares, the “Primary Shares”) and (iii) an offering of 825,910 shares of Common Stock (the “Secondary Shares” and, together with the Primary Shares, the “Shares”) that are to be sold by certain selling stockholders named in the Registration Statement (the “Selling Stockholders”).  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed.   In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).  As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Maryland  General Corporation Law, as amended.  We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.  As used herein, the term “Maryland General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

-2-	September 29, 2010

Based upon, subject to and limited by the foregoing, we are of the opinion that (a) following (i) execution and delivery by the Company of the Purchase Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Shares pursuant to the terms of the Purchase Agreement, and (iv) receipt by the Company of the consideration for the Primary Shares specified in the resolutions of the Board of Directors and the Pricing Committee of the Board of Directors, the Primary Shares will be validly issued,  fully paid, and nonassessable and (b) the Secondary Shares are validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement.  We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP